UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2015

SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

13736 Riverport Dr. Maryland Heights, Missouri 63043 (Address of principal executive offices) (Zip Code)

(314) 770-7300 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
SunEdison, Inc. (the “Company”) is filing this amendment to the Current Report on Form 8-K filed by the Company on November 10, 2015, to correct Exhibit 99.1 furnished with that Form 8-K. After the filing on November 10, 2015, the Company determined that the tables in the press release furnished with the Form 8-K contained errors in the Renewable Energy Development - Operating Metrics table and accompanying text.  Specifically, the value shown for the third quarter 2014 pipeline was erroneously reported as 2,690 MWs and has been corrected to report 4,523 MWs and the corresponding backlog value was erroneously reported as 1,223 MWs and has been corrected to report 1,833 MWs.  Additionally, the accompanying year-over-year comparisons for the pipeline and backlog were erroneously reported as 5,207 MWs (194%) and 4,230 MWs (346%), respectively, and have been corrected to report year-over-year comparisons of 3,374 MWs (75%) for pipeline and 3,620 MWs (197%) for backlog.  The narrative text following the Renewable Energy Development - Operating Metrics table erroneously reported that the project pipeline was up 5.2 GW year-over-year and has been corrected to report an increase of 3.4 GW year-over-year.  The Company is furnishing herewith a corrected copy of the press release.

In accordance with General Instruction B.2 of Form 8-K, the information disclosed in this Form 8-K, including Exhibit 99.1 hereto, is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
Exhibit                Description
99.1                Press release dated November 10, 2015 furnished with this Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2015
SUNEDISON, INC.

By:    /s/ Martin H.Truong___________
Name: Martin H. Truong
Title: Senior Vice President, General
Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Item
99.1	Press Release dated November 10, 2015 furnished with this Report.